Exhibit 4.6

Execution Copy

FOURTH AMENDMENT

TO

FIRST AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

THIS FOURTH AMENDMENT TO FIRST AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Amendment”) is made and effective as of the 16th day of January, 2018 (the “Effective Date”), by and among nCino, Inc., a Delaware corporation (the “Company”) and the Investors (as defined in the Agreement, as defined below) party hereto (collectively with the Company, the “Parties”).

RECITALS

WHEREAS, the Company and certain of the Investors had previously entered into that certain First Amended and Restated Investors’ Rights Agreement, dated as of February 12, 2015, as amended by that certain First Amendment to First Amended and Restated Investors’ Rights Agreement, dated May 25, 2016, as amended by that certain Second Amendment to First Amended and Restated Investors’ Rights Agreement, dated November 23, 2016, and that certain Third Amendment to First Amended and Restated Investors’ Rights Agreement, dated July 31, 2017 (the “Agreement”).

WHEREAS, the Parties wish to (1) expand the definition of “Registrable Securities”, as defined in the Agreement, to include shares of Common Stock (as defined in the Agreement) purchased pursuant to that certain (i) Common Stock Purchase Agreement dated as of the Effective Date, by and among the Company and the Purchasers listed on Exhibit A thereto, and (ii) Purchase and Sale Agreement dated as of the Effective Date, by and among Salesforce Ventures LLC and the selling stockholder set forth therein, and (2) allow for additional Investors.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors hereby agree as follows:

AGREEMENT

1.     Definitions. All capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Agreement.

2.     Amendment.

a.	The Parties hereby agree to amend the Agreement by amending and restating Section 1.22 in its entirety as follows:

“1.22         “Registrable Securities” means (i) any Common Stock issued to, or purchased by, the Investors pursuant to (A) the Purchase Agreement, (B) that certain Purchase and Sale Agreement dated as of February 12, 2015 by and among the Insight Investors, SunTrust Banks, Inc. (or any affiliates thereof), the Company and Live Oak Bancshares, Inc., (C) that certain Common Stock Purchase Agreement dated as of May 25, 2016, by and among the Company and the Purchasers listed on Exhibit A thereto (the “2016 Primary Purchase Agreement”), (D) that certain Purchase and Sale Agreement dated as of May 25, 2016, by and among the Company and the stockholders and Purchaser listed on Exhibit A thereto (the “2016 Secondary Purchase Agreement”), (E) that certain Common Stock

Purchase Agreement dated as of January 28, 2014 by and between the Company and the Investors listed on Exhibit A thereto, (F) that certain Offer to Purchase and Letter of Transmittal distributed to certain stockholders of the Company by the Insight Investors on or about November 23, 2016 (the “Offer to Purchase”), (G) that certain Common Stock Purchase Agreement, dated as of July 31, 2017, by and among the Company and the Investors listed on Exhibit A thereto (the “2017 Common Stock Purchase Agreement”), (H) that certain Common Stock Purchase Agreement, dated as of January 16, 2018, by and among the Company and the Investors listed on Exhibit A thereto (the “2018 Common Stock Purchase Agreement”), or (I) that certain Purchase and Sale Agreement dated as of the January 16, 2018, by and among Salesforce Ventures LLC and the selling stockholder set forth therein (the “2018 Secondary Purchase Agreement”); and (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clause (i) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Subsection 6.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Subsection 2.13 of this Agreement.”

b.	The Parties hereby agree to amend the Agreement by amending and restating Section 6.13 in its entirety as follows:

“6.13         Additional Investors. Notwithstanding anything to the contrary contained herein, any purchaser of shares of Common Stock on or after the date hereof pursuant to the Purchase Agreement, the 2016 Primary Purchase Agreement, the 2016 Secondary Purchase Agreement, the Offer to Purchase, the 2017 Common Stock Purchase Agreement, the 2018 Common Stock Purchase Agreement, or the 2018 Secondary Purchase Agreement may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder. Immediately thereafter, Schedule A to this Agreement will be amended to list the new Investors hereunder.”

c.	The Parties hereby agree to amend the Agreement by amending and restating Schedule A to the Agreement in its entirety with the Schedule A attached hereto.

3.     Effect of Amendment. Except as amended and/or modified by this Amendment, the Agreement is hereby ratified and confirmed and all other terms of the Agreement are and shall remain in full force and effect, unaltered and unchanged by this Amendment. In the event of any conflict between the provisions of this Amendment and the provisions of the Agreement, the provisions of this Amendment shall govern and control.

4.     Counterparts. This Amendment (i) may be executed in any number of counterparts with the same effect as if all of the parties had signed the same document and (ii) may be executed by facsimile or PDF signatures. All counterparts shall be construed together and shall constitute one agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Fourth Amendment to First Amended and Restated Investors’ Rights Agreement as of the date first written above.

NCINO, INC.

By:	/s/ Pierre Naudé
Name:	Pierre Naudé
Title:	Chief Executive Officer

[Signature Pages to Fourth Amendment to First Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the Parties have executed this Fourth Amendment to First Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

INSIGHT VENTURE PARTNERS IX, L.P.		INSIGHT VENTURE PARTNERS IX (CO-INVESTORS), L.P.

By:	Insight Venture Associates IX, L.P.	By:	Insight Venture Associates IX, L.P.
Its:	General Partner	Its:	General Partner

By:	Insight Venture Associates IX, Ltd.	By:	Insight Venture Associates IX, Ltd.
Its:	General Partner	Its:	General Partner

By:	/s/ Blair Flicker	By:	/s/ Blair Flicker
Name:	Blair Flicker	Name:	Blair Flicker
Title:	Authorized Officer	Title:	Authorized Officer

INSIGHT VENTURE PARTNERS (CAYMAN) IX, L.P.		INSIGHT VENTURE PARTNERS (DELAWARE) IX, L.P.

By:	Insight Venture Associates IX, L.P.	By:	Insight Venture Associates IX, L.P.
Its:	General Partner	Its:	General Partner

By:	Insight Venture Associates IX, Ltd.	By:	Insight Venture Associates IX, Ltd.
Its:	General Partner	Its:	General Partner

By:	/s/ Blair Flicker	By:	/s/ Blair Flicker
Name:	Blair Flicker	Name:	Blair Flicker
Title:	Authorized Officer	Title:	Authorized Officer

{Signature Pages to Fourth Amendment to First Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the Parties have executed this Fourth Amendment to First Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

INSIGHT VENTURE PARTNERS GROWTH-BUYOUT COINVESTMENT FUND, L.P.		INSIGHT VENTURE PARTNERS GROWTH-BUYOUT COINVESTMENT FUND (B), L.P.

By:	Insight Venture Associates Growth-Buyout Coinvestment, L.P.	By:	Insight Venture Associates Growth-Buyout Coinvestment, L.P.
Its:	General Partner	Its:	General Partner

By:	Insight Venture Associates Growth-Buyout Coinvestment, Ltd.	By:	Insight Venture Associates Growth-Buyout Coinvestment, Ltd.
Its:	General Partner	Its:	General Partner

By:	/s/ Blair Flicker	By:	/s/ Blair Flicker
Name:	Blair Flicker	Name:	Blair Flicker
Title:	Authorized Officer	Title:	Authorized Officer

INSIGHT VENTURE PARTNERS GROWTH-BUYOUT COINVESTMENT FUND (CAYMAN), L.P.		INSIGHT VENTURE PARTNERS GROWTH-BUYOUT COINVESTMENT FUND (DELAWARE), L.P.

By:	Insight Venture Associates Growth-Buyout Coinvestment, L.P.	By:	Insight Venture Associates Growth-Buyout Coinvestment, L.P.
Its:	General Partner	Its:	General Partner

By:	Insight Venture Associates Growth-Buyout Coinvestment, Ltd.	By:	Insight Venture Associates Growth-Buyout Coinvestment, Ltd.
Its:	General Partner	Its:	General Partner

By:	/s/ Blair Flicker	By:	/s/ Blair Flicker
Name:	Blair Flicker	Name:	Blair Flicker
Title:	Authorized Officer	Title:	Authorized Officer

[Signature Pages to Fourth Amendment to First Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the Parties have executed this Fourth Amendment to First Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTORS:

Ithan Creek Master Investors (Cayman) L.P.

By: Wellington Management Company LLP, as investment adviser

By:	/s/ Emily Babalas
Name:	Emily Babalas
Title:	Managing Director and Counsel

Wolf Creek Investors (Bermuda) L.P.

By: Wellington Management Company LLP, as investment adviser

By:	/s/ Emily Babalas
Name:	Emily Babalas
Title:	Managing Director and Counsel

Wolf Creek Partners, L.P.

By: Wellington Management Company LLP, as investment adviser

By:	/s/ Emily Babalas
Name:	Emily Babalas
Title:	Managing Director and Counsel

Bay Pond Investors (Bermuda) L.P.

By: Wellington Management Company LLP, as investment adviser

By:	/s/ Emily Babalas
Name:	Emily Babalas
Title:	Managing Director and Counsel

Bay Pond Partners, L.P.

By: Wellington Management Company LLP, as investment adviser

By:	/s/ Emily Babalas
Name:	Emily Babalas
Title:	Managing Director and Counsel

IN WITNESS WHEREOF, the Parties have executed this Fourth Amendment to First Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

SUNTRUST BANKS, INC.

By:	/s/ Richard Blumberg
Name:	Richard Blumberg
Title:	Senior Vice President

[Signature Pages to Fourth Amendment to First Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the Parties have executed this Fourth Amendment to First Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

SALESFORCE VENTURES LLC

By:	/s/ John Somorjai
Name:	John Somorjai
Title:	President

Address:

Salesforce Ventures LLC

The Landmark @ One Market Street, Suite 300

San Francisco, CA 94105

Attn: John Somorjai, President

[Signature Pages to Fourth Amendment to First Amended and Restated Investors’ Rights Agreement]

SCHEDULE A

Investors

Legal Entity Name and Address
Ithan Creek Master Investors (Cayman) L.P. c/o Wellington Management Company, LLP 280 Congress Street
Boston, Massachusetts 02210
Attn: Legal & Compliance Department
Facsimile Number: 617-289-5699
Email: seclaw@wellington.com

Wolf Creek Investors (Bermuda) L.P. c/o Wellington Management Company, LLP 280 Congress Street
Boston, Massachusetts 02210
Attn: Legal & Compliance Department
Facsimile Number: 617-289-5699
Email: seclaw@wellington.com

Wolf Creek Partners, L.P. c/o Wellington Management Company, LLP 280 Congress Street
Boston, Massachusetts 02210
Attn: Legal & Compliance Department
Facsimile Number: 617-289-5699
Email: seclaw@wellington.com

Bay Pond Investors (Bermuda) L.P. c/o Wellington Management Company, LLP 280 Congress Street
Boston, Massachusetts 02210
Attn: Legal & Compliance Department
Facsimile Number: 617-289-5699
Email: seclaw@wellington.com

Bay Pond Partners, L.P. c/o Wellington Management Company, LLP 280 Congress Street
Boston, Massachusetts 02210
Attn: Legal & Compliance Department
Facsimile Number: 617-289-5699
Email: seclaw@wellington.com

Insight Venture Partners IX, L.P c/o Insight Venture Partners 1114 Avenue of the Americas 36th Floor
New York, NY 10036
Attn: Blair Flicker
Tel. 212-230-9200 bflicker@insightpartners.com

Insight Venture Partners (Cayman) IX, L.P. c/o Insight Venture Partners 1114 Avenue of the Americas 36th Floor
New York, NY 10036
Attn: Blair Flicker
Tel. 212-230-9200 bflicker@insightpartners.com

Insight Venture Partners IX (Co-Investors), L.P. c/o Insight Venture Partners 1114 Avenue of the Americas 36th Floor
New York, NY 10036
Attn: Blair Flicker
Tel. 212-230-9200 bflicker@insightpartners.com

Insight Venture Partners (Delaware) IX, L.P. c/o Insight Venture Partners 1114 Avenue of the Americas 36th Floor
New York, NY 10036
Attn: Blair Flicker
Tel. 212-230-9200 bflicker@insightpartners.com

Insight Venture Partners Growth-Buyout Coinvestment Fund, L.P.
c/o Insight Venture Partners 1114 Avenue of the Americas 36th Floor
New York, NY 10036
Attn: Blair Flicker
Tel. 212-230-9200 bflicker@insightpartners.com

Insight Venture Partners Growth-Buyout Coinvestment Fund (B), L.P.
c/o Insight Venture Partners 1114 Avenue of the Americas 36th Floor
New York, NY 10036
Attn: Blair Flicker
Tel. 212-230-9200 bflicker@insightpartners.com

Insight Venture Partners Growth-Buyout Coinvestment Fund (Cayman), L.P. c/o Insight Venture Partners 1114 Avenue of the Americas 36th Floor
New York, NY 10036
Attn: Blair Flicker
Tel. 212-230-9200 bflicker@insightpartners.com

Insight Venture Partners Growth-Buyout Coinvestment Fund (Delaware), L.P. c/o Insight Venture Partners 1114 Avenue of the Americas 36th Floor
New York, NY 10036
Attn: Blair Flicker
Tel. 212-230-9200 bflicker@insightpartners.com

SunTrust Banks, Inc. 303 Peachtree Street 29th Floor
Atlanta, GA 30308
Attn: Richard Blumberg
Tel. 404-724-3353
Fax. 404-214-8632
Richard.blumberg@suntrust.com

Salesforce Ventures LLC
The Landmark @ One Market Street, Suite 300
San Francisco, CA 94105
Attn: John Somorjai

Accenture LLP 161 North Clark St.
Chicago, IL 60601
Attn: General Counsel
ncinomi@accenture.com

Regions Financial Corporation
Attn: David R. Turner, Jr.
Senior Executive Vice President and Chief Financial Officer 1900 5th Ave North, 30th Floor
Birmingham, AL 35203c
Tel. 205-264-4174
David.Turner@Regions.com